Feb 28, 2014	Monthly Insight The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years (p.a.)	5 Years (p.a.)	10 Years (p.a.)	Since Inception
NAV (%)	2.48	-1.58	-1.30	10.23	1.34	18.31	12.71	10.88
Market price (%)	2.82	-2.21	-3.80	6.99	-0.43	18.01	9.37	9.82
Benchmark (%)	2.86	-3.99	-2.78	2.82	2.58	16.66	8.14	N/A

Performance History	2013	2012	2011	2010	2009	2008	2007	2006
NAV (%)	17.03	12.07	-24.37	27.25	72.82	-46.95	86.20	57.10
Market price (%)	11.48	20.46	-27.51	23.60	72.19	-40.65	50.24	65.67
Benchmark (%)	7.25	22.65	-18.36	13.60	67.12	-49.37	37.97	39.50

Source: State Street Bank and Trust Company. Source for index data: MSCI as at Feb 28, 2014.

Portfolio Analysis

Sector allocation (%)	Country allocation (%)

Source: State Street Bank and Trust Company as at Feb 28, 2014.	* China includes A-shares (0.8%), A-share equity linked securities (8.2%), B-shares (0.0%), H-shares (21.2%) and Red-chips (13.0%).

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%
BEIJING ENTERPRISES HOLDINGS, LTD.	INDUSTRIALS	4.5
HUTCHISON WHAMPOA, LTD.	INDUSTRIALS	3.7
TENCENT HOLDINGS, LTD.	I.T.	3.7
CHINA MINSHENG BANKING CORP., LTD.	FINANCIALS	3.6
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	I.T.	3.1
TONG HSING ELECTRONIC INDUSTRIES	I.T.	3.0
LI & FUNG, LTD.	CONSUMER DISCRETIONARY	3.0
PETROCHINA CO., LTD	ENERGY	2.8
HERMES MICROVISION, INC.	I.T.	2.8
PING AN INSURANCE, LTD.	FINANCIALS	2.6
Total		32.8

Source: State Street Bank and Trust Company as at Feb 28, 2014.

Fund Details

NAV	$22.72
Market price	$20.02
Premium/Discount	-11.96%
Market cap	US$313.95m
Shares outstanding	15,682,029
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source: State Street Bank and Trust Company as at Feb 28, 2014.

Distribution History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/ Share	Income	Long-term Capital	Short-term Capital
13 Dec 2013	19 Dec 2013	23 Dec 2013	27 Dec 2013	3.3140	0.4387	2.8753	0.0000
10 Dec 2012	20 Dec 2012	24 Dec 2012	28 Dec 2012	3.2517	0.3473	2.9044	0.0000
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.9964	0.1742	2.8222	0.0000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.2742	0.3746	1.8996	0.0000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.2557	0.2557	0.0000	0.0000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.8174	0.4813	5.3361	0.0000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.1200	0.2800	9.0000	2.8400
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.0117	0.2996	2.7309	0.9812
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.5119	0.2172	2.2947	0.0000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.5701	0.1963	3.2664	0.1074

Source: State Street Bank and Trust Company as at December 31, 2013. Dividend/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund, Inc. (CHN)

The China Fund Inc. NAV Performance of USD $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Feb 28, 2014.

The China Fund Inc. Premium / Discount

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Feb 28, 2014.

The China Fund, Inc. (CHN)

Manager’s Commentary

Market Review

The Chinese equity markets rebounded during the month after a sharp sell-off in late January.  The ride was bumpy due to the recent renminbi volatility, continued lackluster macro-economic data and tightened lending policies impacting the property sector. Stocks relating to the internet, environment and clean energy continued to perform strongly ahead of the National People’s Congress (“NPC”) and the second plenary session of 18th Central Committee  of the Communist Party of China (“CPC”) held in early March. News of Sinopec looking to sell as much as 30% of its retail business lifted market optimism on stated-owned enterprise reform. In addition, there are expectations for managing local government debt problems, regulating shadow banking and internet finance, and promoting environmental protection and new energy.

Tencent and Macau gaming stocks continued to be in favor with the former driven by news of merger and acquisitions in the internet sector while the latter was supported by the strong year-to- date gaming revenue figures.

In Taiwan, as per a recent release of more encouraging economic data, the pace of economic recovery is picking up.  While the non- tech name valuations are rich after the rebound from the drop in the fourth quarter of 2013, tech names are looking more appealing in the medium term for their relatively attractive valuations and recovery of the IT sector globally.

Fund Review

The Fund underperformed the benchmark for the month. An overweight in information technology and stock selection in industrials contributed the most  to relative returns,  while stock selection in financials and consumer discretionary  detracted.  The top two contributors for the month were Hermes Microvision and Beijing Enterprises. Hermes Microvision reported better than expected fourth quarter earnings results, driven by improved profit margins. It is expected that the company will benefit from the increasing demand for semiconductor wafer inspection tools. There was no material or specific news on Beijing Enterprises, however, stocks relating to clean energy themes  overall outperformed ahead of the NPC  and CPC  meetings held in early March with expectation of favorable government policies  on environmental protection. Conversely,  one of the main detractors  was Semiconductor  Manufacturing International Corporation (SMIC). The company posted a worse-than-expected fourth quarter earnings result.  However, we remain positive on the company, riding on the strong growth of the IT sector in China in the medium term. Another top detractor was Li & Fung, as the share price pulled back after the strong performance in January. The company will benefit from the US economic recovery and its restructuring exercise.

Outlook

The Hong Kong and China equity markets will continue to be range bound. Reform initiatives and low valuations will provide downside share price support. However, currency volatility coupled with political uncertainties in the global arena will undermine fund flow into emerging markets including China. Against this backdrop, we will continue to focus on stock selection to drive portfolio returns.

In Taiwan, despite a potential increase in volatility of global equity markets, we believe the Taiwan stock market will stay on its uptrend, supported by recovering exports and the broader economy as well as the corporate  earnings growth.

Source : RCM Asia Pacific Limited as at February 28, 2014.

The China Fund, Inc. (CHN)

Portfolio Holdings

CUSIP	Security Description	Cost Base	Base MV	Shares	Percentage of Net Assets
608169900	Beijing Enterprises Holdings, Ltd.	12,981,141	16,127,952	1,683,500	4.5
644806002	Hutchison Whampoa, Ltd.	10,763,479	13,140,788	975,000	3.7
B01CT3905	Tencent Holdings, Ltd.	4,429,340	13,017,962	162,300	3.7
B57JY2909	China Minsheng Banking Corp., Ltd.	14,491,196	12,958,264	13,027,000	3.6
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	8,470,505	11,103,703	3,115,000	3.1
B1L8PB906	Tong Hsing Electronic Industries, Ltd.	9,584,674	10,847,350	2,067,000	3.0
628625907	Li & Fung, Ltd.	11,326,774	10,473,233	8,016,000	3.0
622657906	PetroChina Co., Ltd.	9,815,518	10,055,759	9,564,000	2.8
B3WH02907	Hermes Microvision, Inc.	7,867,215	10,032,676	269,000	2.8
B01FLR903	Ping An Insurance (Group) Company of China, Ltd.	9,814,375	9,371,040	1,153,500	2.6
637248907	MediaTek, Inc.	7,101,686	9,209,024	627,000	2.6
671815900	Qingling Motors Co., Ltd.	8,718,221	8,582,454	28,960,000	2.4
635186901	Digital China Holdings, Ltd.	14,515,900	8,507,330	8,597,000	2.4
B00G0S903	CNOOC, Ltd.	10,305,318	8,457,109	5,160,000	2.4
17313A533	Gree Electric Appliances, Inc. Access Product (expiration 01/16/15)	6,453,442	8,334,129	1,838,546	2.3
626073902	Delta Electronics, Inc.	4,010,493	7,925,028	1,425,000	2.2
607355906	China Mobile, Ltd.	8,371,940	7,754,205	816,000	2.2
658444906	Merida Industry Co., Ltd.	6,624,016	7,562,908	1,126,000	2.1
B1DYPZ905	China Merchants Bank Co., Ltd.	9,119,882	7,556,188	4,312,000	2.1
B2R2ZC908	CSR Corp., Ltd.	7,466,210	7,433,794	9,930,000	2.1
663094902	China Everbright International, Ltd.	2,128,912	7,125,478	4,868,000	2.0
674347901	Semiconductor Manufacturing International Corp.	7,943,834	6,880,300	79,698,000	1.9
685992000	Sun Hung Kai Properties, Ltd.	7,077,680	6,662,748	521,000	1.9
B1G1QD902	Industrial & Commercial Bank of China, Ltd.	6,201,503	5,959,387	9,925,000	1.7
674842901	Ruentex Development Co., Ltd.	2,674,949	5,880,931	3,311,904	1.7
620267906	Advantech Co., Ltd.	2,851,925	5,739,059	908,000	1.6
ACI009HH0	China Suntien Green Energy Corp., Ltd.	4,612,718	5,419,781	12,785,000	1.6
B58J1S907	Chailease Holding Co., Ltd.	5,196,680	5,242,392	2,132,000	1.5
645166901	Largan Precision Co., Ltd.	3,937,557	5,238,299	118,000	1.5
B236JB905	Tiangong International Co., Ltd.	5,449,044	5,119,476	18,480,000	1.4
B0Y91C906	China National Building Material Co., Ltd.	5,073,552	4,426,597	4,630,000	1.2
B633D9904	Zhongsheng Group Holdings, Ltd.	3,919,603	4,324,316	2,996,500	1.2
644094906	Taiwan FamilyMart Co., Ltd.	482,446	4,322,382	685,652	1.2
613623909	Hengan International Group Co., Ltd.	3,889,897	4,073,870	375,500	1.1
ACI07WMD5	China International Travel Service Corp., Ltd. (expiration 08/25/15)	3,801,918	3,883,803	626,632	1.1
B688XD907	Beijing Jingneng Clean Energy Co., Ltd.	3,525,009	3,773,296	6,244,000	1.1
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579	3,671,213	10,958,500	1.0
913BMZ902	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 06/30/15)	3,600,309	3,408,433	541,933	1.0
17313X574	China State Construction Engineering Corp., Ltd. (expiration 01/16/15)	4,674,320	3,400,231	7,375,772	1.0
643280902	Chipbond Technology Corp.	3,949,251	3,275,754	1,916,000	0.9
B45BF9907	Sanan Optoelectronics Co., Ltd. (expiration date 02/15/16)	3,541,260	3,220,462	871,809	0.9
ACI07LD80	Dongxu Optoelectronic Technology Co., Ltd. (expiration 06/30/15)	2,846,947	3,144,374	962,760	0.9
B16NHT900	Shui On Land, Ltd.	4,155,621	3,034,192	11,055,500	0.8
993HWH901	Daqin Railway Co., Ltd. Access Product (expiration 11/02/16)	2,786,924	2,721,670	2,449,968	0.8
B3VN92906	HAND Enterprise Solutions Co., Ltd.	141,735	2,666,409	755,073	0.8
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910	2,643,400	47,710,000	0.7
42751U205	Hermes Microvision, Inc.	1,368,073	1,748,901	46,900	0.5
B1B25Q909	Daqin Railway Co., Ltd. Access Product (expiration 01/20/15)	1,246,037	1,189,084	1,070,283	0.3
BK33KZ907	Poly Culture Group Corp., Ltd.	316,106	40,304	73,600	0.0
ACI0090H8	Zong Su Foods	15,000,034	—	2,677	0.0

Source: State Street Bank and Trust Company as at Feb 28, 2014.

The China Fund, Inc. (CHN)

The information  contained herein has been obtained from sources believed to be reliable but RCM (an Allianz Global Investors company) and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions  expressed herein are subject to change at any time and without  notice. Past performance  is not indicative of future  results. This material  is not intended  as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual  fund carefully before investing. This and other information   is contained  in the fund’s  annual  and semiannual  reports,  proxy statement  and other fund information,  which may be obtained  by contacting  your financial  advisor or visiting  the  fund’s  website  at www.chinafundinc.com. This information  is unaudited  and is intended  for informational  purposes only. It is presented only to provide information  on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive  a significant part of their revenue from China. Investing  in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower  liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified  funds that concentrate investments in a particular  geographic region. The Fund is a closed-end  exchange traded management investment company. This material is presented only to provide information and is not intended for trading  purposes. Closed-end funds, unlike open- end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through  a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.